UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007

Champps Entertainment, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-22639	04-3370491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Drive, Suite 560, Littleton, CO 80124

(Address of Principal Executive Offices) (Zip Code)

(303) 804-1333

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS.

On May 18, 2007, Champps Entertainment, Inc. (“Champps or the Company”) announced that the special committee of its board of directors that had been exploring a sale of the Company has terminated the sale process. The committee solicited a number of prospective purchasers, but did not receive any definitive proposals that the committee deemed acceptable.

The Company said that its board of directors remains committed to supporting management’s ongoing efforts to focus on the basics of the Champps’ business and its previously disclosed initiatives to improve profitability. The board has also authorized Champps’ Chairman and CEO, Mike O’Donnell, and his management team to explore opportunities to increase shareholder value, including evaluation of acquisitions that leverage the Company’s infrastructure and expertise.

A copy of the press release is filed as exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release, dated May 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2007	Champps Entertainment, Inc.
(Registrant)

	By:	/s/ David D. Womack
	Name:	David D. Womack
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description
Exhibit 99.1	Press Release, dated May 18, 2007